UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

On January 20, 2023, we engaged Reed & Giordano, P.A. to file a civil lawsuit against our former 10-99 financial consultant, former administrative assistant, and former outsourced CFO firm. Based on our completed audit of our wholly owned subsidiaries SMARTSolution Technologies L.P. and SMARTSolution Technologies Inc., we believe these individuals executed unauthorized transactions from our bank accounts and payroll systems and, among other things, were willfully negligent in their fiduciary duties, including preparing and rendering inaccurate and incomplete financial statements. Through same counsel, on September 2, 2022, we sent a demand letter to two of these parties for recovery of damages in the form of cash and stock. We have also demanded copies of work and calculations performed by the previously retained outsourced CFO firm to ascertain its validity and/or need for recalculation. We are working with our public company audit firm to restate our Forms 10-Q for the three months ended March 31, 2022 and the three months ended June 30, 2022 and to file a Form 10-Q for the three months ended September 30, 2022, which altogether would restore FOMO WORLDWIDE, INC. to SEC current reporting, though there can be no assurances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: January 27, 2023	By:	/s/ Vikram Grover
Vikram Grover